Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 4) of Goldrich Mining Company (No. 333-152831) of our report dated March 27, 2009 relating to our audit of the financial statements of Goldrich Mining Company, which appears in such Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DeCoria, Maichel, & Teague, P.S.

Spokane, Washington

April 30, 2009